UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2006

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 7, 2006, FBL Financial Group, Inc. sold 2.5 million shares of American Equity Investment Life Holding Company (NYSE: AEL) common stock. These shares were sold because appreciation of AEL stock created a high concentration in a single equity security. As a result of this sale, in the first quarter of 2006 FBL will recognize a pre-tax realized gain on investments of $13.5 million, which is $0.29 per share on an after-tax basis. This transaction is not expected to have an impact on FBL’s stockholders’ equity or book value per share as the gain will be offset by a decrease in accumulated other comprehensive income. Proceeds from this sale will be invested in fixed income securities. Following this sale, FBL Financial Group continues to hold 3.0 million shares of AEL common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

March 10, 2006	By:	James W. Noyce

Name: James W. Noyce
Title: Chief Financial Officer